UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2008

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In July 2008, the Federal Home Loan Bank of San Francisco (Bank) notified its members that the Bank would be conducting an election to fill three Nevada member director positions for terms beginning January 1, 2009. On October 10, 2008, incumbent member directors Reginald Chen (Vice President, Citibank, National Association, Las Vegas, Nevada) and Gregory A. Kares (Senior Vice President, Wachovia Mortgage, FSB, North Las Vegas, Nevada) were declared elected to serve new terms on the Board of Directors (Board) of the Bank. Beginning January 1, 2009, Mr. Chen will serve a three-year term, ending December 31, 2011, and Mr. Kares will serve a four-year term, ending December 31, 2012. Only Mr. Chen and Mr. Kares were nominated for the three Nevada member director positions and under the rules of the Federal Housing Finance Agency (Finance Agency), Mr. Chen and Mr. Kares were declared elected without an election. The Bank's Board is required to select an officer or director of a Bank member located in Nevada to fill the third Nevada member director position. The Bank's Board appoints directors to its committees in January each year.

The Bank issued a press release announcing Mr. Chen's and Mr. Kares's new terms. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Separately, John F. Robinson, formerly an officer of Washington Mutual Bank, Henderson, Nevada, has informed the Bank that he is no longer an officer or director of a Nevada member. As a result, effective October 9, 2008, Mr. Robinson is no longer eligible to remain in his seat on the Bank's Board. Under the rules of the Finance Agency, the Bank's Board is required to select an officer or director of a Bank member located in Nevada to fill the seat previously held by Mr. Robinson, which has a term expiring on December 31, 2009.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
	99.1	Press Release, dated October 10, 2008, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: October 10, 2008	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 10, 2008, issued by the Federal Home Loan Bank of San Francisco